Exhibit 10.3


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

          This is Amendment No. 2, dated as of October 13, 2003 (this "Amendment") to the EMPLOYMENT AGREEMENT, dated as of January 26, 2000 (the "Employment Agreement"), between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and Bill Jemas (the "Executive").

          In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Change in Section 1.1. Section 1.1 of the Employment Agreement is amended to read as follows:


          1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as Chief Marketing Officer or in such other position as may be mutually agreed upon by the Company and the Executive. The Executive shall report to the Company's Chief Executive Officer and Board of Directors, will not be responsible for financial reporting/projections, and shall perform such other duties consistent with such positions as may be assigned to the Executive by the Company's Chief Executive Officer or Board of Directors.

     2. 2003 Bonus. The provisions of Section 3.2(b) of the Agreement, without reference to Amendment No. 1, shall apply with respect to the Executive's 2003 bonus. The Executive shall not receive any bonus with respect to 2004.

     3. Resignation as Officer. The Executive hereby resigns as an officer of the Company and as an officer of any of the Company's subsidiaries or affiliates. The Executive agrees to execute and return to the Company with this Agreement two signed, undated original resignation letters on Company letterhead in the form provided in Appendix A hereto. In addition, the Executive shall take all such further steps as the Company may reasonably deem necessary or appropriate in order to accomplish the official formalities of his resignation of the officer position(s) that he holds with the Company's subsidiaries or affiliates, including but not limited to executing board resolutions.

     4. Change in Section 1.3. Section 1.3 of the Employment Agreement is amended to read as follows:

          1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the principal executive office of the Company in New York City, subject to reasonable and customary travel requirements on behalf of the Company. Executive will be permitted to work from his home two days a week consistent with the business needs of the Company and so long as Executive is able to perform his duties hereunder effectively.


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     5. Notice of Nonrenewal. The "Expiration Date" under the Employment
Agreement remains unchanged as February 12, 2004, subject to earlier termination pursuant to Section 4 of the Employment Agreement, and this Amendment shall serve as mutual "Notice of Nonrenewal" by Company and Executive.

     6. Change in Section 6. Section 6 of the Employment Agreement is amended to read as follows:

          6. Inventions and Patents. The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company (collectively, "Inventions") shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries, are related to the current and reasonably anticipated commercial business of the Company or any of its subsidiaries. The Executive shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by the Executive in connection therewith, (a) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (b) sign all papers necessary to carry out the foregoing; and (c) give testimony in support of the Executive's inventorship.

     7. Original Creative Writing. Sections 6 and 7 of the Employment Agreement shall not apply to original creative writing by the Executive provided that (1) the Executive writes on his own time (2) the writing is not about superheroes, and (3) the writing does not contain characters which would reasonably be expected to come within the Marvel universe of characters ("Executive Owned Writings"). A writing shall not cease to be an Executive Owned Writing solely because the Executive uses the Company's laptop computer or the writing has fantasy and/or science fiction elements. Section 7 of the Employment Agreement shall, however, apply to new characters and stories that Executive may create within the framework of any licensing arrangements the Company enters into (or prepares to enter into, or considers entering into) during the Term. The provisions of this paragraph shall apply notwithstanding anything to the contrary contained in Section 6 or Section 7 of the Employment Agreement.

     8. Business Acquisitions and Opportunities. At any time commencing immediately after termination of this Agreement, Executive may pursue acquisitions and engage in businesses that involve opportunities or ideas that
(i) the Company has informed Executive that it has decided not to pursue or (ii) the Company rejected during Executive's employment with the Company or (iii) are unrelated to the business of the Company as conducted, or as contemplated to be conducted by the Company in the future under its most recent business plan, at the time of such termination. Acquisitions and businesses other than those described in the preceding sentence shall not be pursued or engaged in by Executive for a period of six months from the date of the termination of the Employment Agreement unless the Executive has requested and received written approval from the Company. The Company will grant such approval within ten business days of receiving Executive's request unless the Company believes that it is reasonably likely to consider the acquisition or business in question on the Company's own behalf within six months of the Executive's notice.



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     9. Consulting Work for Third Parties. With Company's permission, Employee may undertake consulting work with for third parties during the Term, provided that all fees for such consulting work are to be agreed upon by, and paid directly to, Company.

     10. General.

          (a) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

          (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

          (c) The Employment Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the Employment Agreement as amended by this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Except as expressly changed by this Amendment, the Employment Agreement remains in full force in accordance with its terms.



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          (d) This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        MARVEL ENTERPRISES, INC.

                                        By:/s/ Allen S. Lipson
                                        ---------------------------------------
                                        Name:   Allen S. Lipson
                                        Title:  Chief Executive Officer


                                        EXECUTIVE:

                                        /s/ Bill Jemas
                                        ---------------------------------------
                                        Bill Jemas